                                                                    EXHIBIT 10.2

                                    AGREEMENT

This AGREEMENT is made this 17th day of July, 1995, by and between Vitesse Semiconductor Corp. ("Vitesse"), a Delaware Corporation, having an office at 741 Calle Plano, Camarillo, CA 93012 and Gadzoox Microsystems, Inc. a California Corporation having an office at 86 Railway Avenue, Campbell, California 95008. Gadzoox desires to develop an integrated circuit for use in products. Vitesse desires rights to sell this integrated circuit in the general market under its own name as a Vitesse standard product. In consideration of the premises and the mutual covenants set forth below, Gadzoox and Vitesse agree as follows:

1.0     DEFINITIONS

        1.1 "Product Specification" means the functional description and detailed specifications for the VSC7120QJ Fibre Channel Repeater.

        1.2 "Licensed Design" means the VSC7120QJ and any Subcircuit. A description and specification of the function of the VSC7120QJ is listed in Appendix A.

        1.3 "Licensed Product" means a product sold or otherwise distributed by Vitesse which incorporates the Licensed Design.

        1.4 "Gross Revenue" means the ultimate worldwide revenue, in U.S. Dollars, received by Vitesse for Licensed Products sold by Vitesse.

        1.5 "Net Sales" means the total amounts invoiced by Vitesse, adjusted for replacements, returns, or credits for defective product, not including amounts separately itemized on the invoice, such as customs duties, sales, excise, use, import, and export taxes, other taxes, insurance, and shipping charges. Net Sales shall not include any sales to Gadzoox.

2.0     DEVELOPMENT

        2.1 The Product Specification, designs, and layouts will be agreed to by both parties and listed in Appendix A.

        2.2 Gadzoox shall design, layout, characterize, and revise as necessary the integrated circuit described by, and which will perform and comply with the Product Specification. Vitesse will provide Gadzoox with the design and layout of similar functions which will be used, or modified for use, in the product.

        2.3 Vitesse will create tooling for manufacturing based on the design and layout provided by Gadzoox, process wafers, and provide hardware and software for the testing of wafer and packaged units.

        2.4 Should either party choose or agree to make any changes to the product description as specified in Appendix A., an Engineering Change Notice (ECN) shall be completed by the parties and submitted for incorporation herein. No verbal authorizations or changes are to be substituted for the ECN.

        2.5 Gadzoox shall follow the standard documentation and design review procedures used by Vitesse. These procedures are listed in Appendix B.

3.0     LICENSES

        3.1 Gadzoox grants to Vitesse a worldwide, exclusive, royalty-bearing license under the Licensed Design to make, have made, use, have used, sell, and otherwise transfer Licensed Product.

        3.2 The royalty rate for the Licensed Design is based on Vitesse's Gross Revenue from Net Sales of the Licensed Product and is to be the following:

                      Ten percent (10%) of the first $100,000

                      Seven percent (7%) of the next $200,000

                      Five percent (5%) of the next $400,000

                      Three percent (3%) of Gross Revenue thereafter until the total sum of royalties paid is $1 million.

4.0     PREFERENTIAL PRICING

        4.1 Vitesse will sell the licensed design to Gadzoox for use in Gadzoox products at a price not to exceed the lowest price offered to any other customer for an equivalent quantity. During the term of any purchase order placed by Gadzoox, Vitesse will adjust the price of any unshipped quantity to maintain this preference.

5.0     OTHER CONSIDERATION

        5.1 Vitesse agrees to provide Gadzoox with five hundred (500) units of the VSC7120 at no cost when the product meets the mutually agreed upon specifications listed in Appendix A.

6.0     CONFIDENTIALITY

        6.1     Both parties shall execute a Vitesse Non-Disclosure Agreement.

        6.2 Documents or other information shall be deemed to contain confidential information only if exchanged in accordance with the terms and conditions of the Confidential Disclosure Agreement.

        6.3 Within thirty days after the termination of this Agreement, the receiving party shall return to the disclosing party all copies of any Confidential Material for which the period of confidence has not expired.

7.0     TERM AND TERMINATION

        7.1 This Agreement becomes effective upon the date when the last of the signatures required below has been affixed and shall run for seven years from that date.

        7.2 Either party may terminate this Agreement for material breach of its provisions if the breach continues for sixty days after written notification of the breach and intent to terminate.

        7.3 Termination does not relieve either party of any liability accrued before termination. Obligations as to Confidential Material survive any termination.

8.0     WARRANTIES

        8.1 Gadzoox warrants that it has the full right and power to grant the license under the Licensed Design as set forth herein.

9.0     ASSIGNMENT

        9.1 Neither party shall assign this Agreement or delegate any of its duties or responsibilities without the prior written consent of the other party except to a successor in ownership of substantially all assets of that party who shall assume in writing all the terms and conditions of this Agreement.

10.0    COMMUNICATIONS

        10.1 Vitesse shall send Gadzoox written revenue statements providing a summary of Vitesse's Gross Revenue generated from Net Sales of the Licensed Product. The revenue statement shall provide a breakout of which revenue is attributed to Gadzoox. These revenue statements shall be provided to Gadzoox every six months after the first sale to a third party. Vitesse will calculate, based on the revenue statement, the royalty payments due to Gadzoox.

        10.2 Any notice required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent certified or registered mail, three days after the date of mailing.

        10.3    The addresses are:

               For Gadzoox:
                      Attn: Alistair Black
                      Gadzoox Microsystems, Inc.
                      86 Railway Avenue
                      Campbell, CA 95008

               For Vitesse:
                      Attn: Michael Millhollan VP
                      Vitesse Semiconductor Corporation
                      741 Calle Piano
                      Camarillo, CA 93012

11.0    AUDIT RIGHTS WITH RESPECT TO COMPLIANCE WITH SECTION 10.1

        11.1 Vitesse will maintain accounting records to substantiate the revenue statements of Section 9.1. Vitesse will retain its accounting records and other records pertaining to this Agreement for the term of this Agreement and for one (1) year after its expiration or termination.

        11.2 Gadzoox will have access, upon reasonable notice to Vitesse, to the above records for audit purposes during Vitesse's normal business hours for the term of this Agreement and during the period for which Vitesse is required to maintain records as provided above. Any Gadzoox audit will relate only to records pertaining to this Agreement.

12.0    DISCLOSURE

        12.1 Neither party will in any manner, unless required to comply with any applicable Federal, State, and local laws, ordinances, rules, and regulations, advertise, publish, or otherwise disclose the fact that they have entered this Agreement without first obtaining the other party's written consent.

13.0    LIMITATION OF LIABILITY

        13.1 Neither party shall make a claim against, nor be liable to the other, for actual damages in excess of the amounts due but not paid (if any) pursuant to the terms of this Agreement, or for any consequential, special, incidental or punitive damages, including, but not limited to lost profit suffered by the other as a result of its breach.

        13.2 If any action in law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to the reasonable attorney's fees, costs, and expenses in addition to any other relief which such prevailing party may be entitled.

14.0    MISCELLANEOUS

        14.1 Nothing in this Agreement creates any joint venture, partnership, agency, or other relationship between the parties. Neither party's personnel shall be considered to be employees of the other for any purpose.

        14.2 Each party shall pay all taxes due in any country as a result of its furnishing consideration hereunder.

        14.3 This Agreement shall be construed in accordance with the laws of the State of California. If any provisions of this Agreement are for any reason found by a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall continue in full force and effect. Both parties expressly waive any right they may have to a jury trial as to any matter arising under this Agreement.

        14.4 This Agreement constitutes the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements. Any waiver, modification, or amendment of the provision of this Agreement shall be effective only in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties have signed this Agreement on the dates indicated below:

Accepted and Agreed:                        Accepted and Agreed:

VITESSE SEMICONDUCTOR CORPORATION           GADZOOX MICROSYSTEMS, INC.


BY:  /s/ Michael Millhollan                 BY:  /s/ Alistair Black
    -------------------------------------      --------------------------------
     Authorized Signature                      Authorized Signature

PRINT NAME:  Michael Millhollan             PRINT NAME:  Alistair Black
            -----------------------------              ------------------------

TITLE: Vice President and General Manager   TITLE: President

DATE:  July 17, 1995                        DATE:  7/20/95
      -----------------------------------        ------------------------------